N-SAR 77D

WELLS FARGO FUNDS TRUST
International Core Fund
o   Security Type Added:
    Restriction of investing up to 20% of the Fund's total assets in emerging market equity securities

Overseas Fund
o   Security Type Added:
    Restriction of investing up to 20% of the Fund's total assets in emerging market equity securities

International Equity Fund
o   Investment Objective Revised:
    Current: Seeks total return, with an emphasis on capital appreciation, over the long term, by investing primarily in equity securities of non-U.S. companies. Revised: Seeks long-term capital appreciation.
o   Security Type Removed:
    Up to 50% of total assets in any one country in equity securities including common stocks and preferred stocks, and in warrants, convertible debt securities, ADRs (and similar investments) and shares of other mutual funds.
o   Security Type Revised:
    From "Up to 25% of the Fund's total assets in emerging markets" to "Up to 20% of the Fund's total assets in emerging market equity securities"

International Value Fund
o   Security Type Restriction Removed:
    We invest in the equity securities of non-U.S. companies "with market capitalizations of $400 million or more, but primarily invest in those with medium to large market capitalizations. We expect to maintain diversification among the countries represented in the industry benchmark, the MSCI/EAFE index. Generally, the non-U.S. securities we hold will be traded on a stock exchange or other market in the country in which the issuer has its principal place of business or principal office, but they also may be traded in other countries, including the U.S."

Small Company Growth Fund
o   Investment Objective Revised:
    Current: Seeks to provide long-term capital appreciation by investing in smaller domestic companies.
    Revised: Seeks long-term capital appreciation.
o   Security Type Restrictions Removed:
    - Restriction of investing up to 20% of Fund's assets in securities of companies considered to be mid-capitalization - Restriction of not investing more than 10% of total assets in securities of a single issuer

Large Company Growth Fund
o   Investment Objective Revised:
    Current: Seeks long-term capital appreciation by investing primarily in large, domestic companies that we believe have superior growth potential.
    Revised: Seeks long-term capital appreciation.

C&B Large Cap Value Fund
o   Security Type Description Revised:
    Current: We invest principally in large-capitalization securities, which we define as securities of companies with market capitalizations of $1 billion or more.
    Revised: "...we invest principally in equity securities of large-capitalization companies, which we define as companies with market capitalizations of $3 billion or more."


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C&B Mid Cap Value Fund
o   Security Type Description Revised:
    Current: We invest principally in mid-capitalization securities, which we define as securities of companies with market capitalizations within the range of companies comprising the Russell Midcap(R) Value Index.
    Revised: We invest principally in equity securities of mid-capitalization companies, which we define as companies with market capitalizations ranging from $500 million to $10 billion.

Small/Mid Cap Value Fund
o   Security Type Description Revised:
    Current: We define small- and medium-capitalization companies as those with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell Midcap(R) Index, at the time of purchase. Revised: We invest principally in equity securities of small-and medium capitalization companies, which we define as companies with market capitalizations within the range of the Russell 2500 Index.

Opportunity Fund
o   Security Type Description Revised:
    From "up to 25% of total assets in foreign securities" to "up to 25% of the Fund's total assets in equity securities of foreign issuers, including ADRs and similar investments.
o   Security Type Description Added:
    We invest in equity securities of medium-capitalization companies, which we define as those within the range of market capitalizations of companies in the Russell Midcap(R) Index. The range of the Russell Midcap Index was $xx million to $xx billion respectively, as of September 30, 2006, and is expected to change frequently.

C&B Large Cap Value Fund
o   Security Type Restriction Added:
    Up to 15% of total assets in foreign securities through ADRs and similar investments

C&B Mid Cap Value Fund
o   Security Type Restriction Added:
    Up to 15% of total assets in foreign securities through ADRs and similar investments

Conservative Allocation Fund
o   Security Type Restriction Revised:
    From investing "80% of the Fund's assets in income producing securities" to investing "80% of the Fund's total assets in fixed income securities" and "20% of the Fund's total assets in equity securities"

o   Investment Objective Revised:
    Current: Seeks to provide a combination of current income and capital appreciation by diversifying investments in bonds, other fixed income investments, and stocks. Revised: Seeks total return, consisting primarily of current income.

Moderate Balanced Fund
o   Security Type Restriction Revised:
    From investing "at least 25% of the Fund's total assets in fixed income securities" to investing "60% of the Fund's total assets in fixed income securities" and "40% of the Fund's total assets in equity securities"

o   Investment Objective Revised:
    Current: Seeks to provide a combination of current income and capital appreciation by diversifying investments in stocks, bonds and other fixed income securities Revised: Seeks total return, consisting of current income and capital appreciation


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Growth Balanced Fund
o   Security Type Restriction Revised:
    From "at least 25% of the Fund's total assets in fixed income securities" to "65% of the Fund's total assets in equity securities" and "35% of the Fund's total assets in fixed income securities"
o   Investment Objective Revised:
    Current: Seeks to provide a combination of current income and capital appreciation by diversifying investments in stocks and bonds
    Revised: Seeks total return, consisting of capital appreciation and current income

Aggressive Allocation Fund
o   Investment Objective Revised:
    Current: Seeks to provide capital appreciation with a secondary emphasis on current income
    Revised: Seeks total return, consisting primarily of capital appreciation

Diversified Small Cap Fund
o   Investment Objective Revised:
    Current: Seeks long-term capital appreciation with moderate annual return volatility by diversifying its investments across different small-capitalization equity investment styles
    Revised: Seeks long-term capital appreciation

Asset Allocation Fund
o   Investment Objective Revised:
    Current: Seeks long-term total return, consistent with reasonable risk
    Revised: Seeks long-term total return, consisting of capital appreciation and current income

Balanced Fund
o   Security Type Restriction Revised:
    From investing "up to 25%" to investing "up to 15%" of the Fund's total assets in ADRs" o Investment Objective Revised:
    Current: Seeks a combination of capital appreciation and current income
    Revised: Seeks total return, consisting of capital appreciation and current income

Growth Equity Fund
o   Investment Objective Revised:
    Current: Seeks a high level of long-term capital appreciation with moderate annual return volatility by diversifying its investments among different equity investment styles
    Revised: Seeks long-term capital appreciation

Diversified Equity Fund
o   Investment Objective Revised:
    Current: Seeks long-term capital appreciation with moderate annual return volatility by diversifying its investments among different equity investment styles
    Revised: Seeks long-term capital appreciation